Exhibit 99.1

November 21, 2006

RESPONSE TO CASH OFFER TO PURCHASE
CORNERSTONE REALTY FUND, LLC INTERESTS FOR $300 PER UNIT

Cornerstone Realty Fund Investors:

We at Cornerstone value your participation and investment in the Cornerstone Realty Fund, LLC (the Fund).  We have recently become aware that you as an investor in the Fund may have received or soon will receive an unsolicited “Mini-Tender Offer” from CMG Partners, LLC, an outside, independent and unaffiliated entity.  We feel that investors may potentially misinterpret the reasons that CMG is offering to buy your units.  CMG Partners is a private investment group engaged in the business of buying investment shares at a discount.  In this case, CMG Partners is offering to purchase your units in the Fund for $300 per unit, less the amount of cash distributions per unit paid on or after October 15th.  This represents a price that is significantly less than both the initial purchase price of $500 per unit and our current estimated value which ranges between $496 and $514 per unit.  For this reason and for others described herein, we are recommending that you reject CMG’s offer.

What is a Mini-Tender Offer?

A Mini-Tender Offer is an offer to purchase a non-controlling interest of less than 5% of a public reporting company.  Mini-Tender Offers do not provide the same protections for investors as tender offers by entities that intend to own a 5% or greater interest.  CMG’s ownership of less than 5% of the Fund would have no effect on the quality of your investment or the performance of the Fund.

The Securities and Exchange Commission (SEC) is concerned with Mini-Tender Offers and with protecting investors.  The SEC states that Mini-Tender Offers “have been increasingly used to catch investors off guard.”  The SEC has published Mini-Tender Offers: Tips for Investors to caution investors about Mini-Tender Offers.  We have enclosed a copy of this for you and we urge you to read it.

The Securities and Exchange Commission (SEC) requires that the Fund either:

1.               Take a position with respect to the Mini-Tender Offer by recommending that you accept or reject the offer;

2.               Express no opinion and remain neutral regarding the Mini-Tender Offer; or

3.               State that the Fund is unable to take a position regarding the Mini-Tender Offer.

What is the current estimated value of my investment in the Cornerstone Realty Fund?

Based on management’s current estimated liquidation value of the Fund, we believe the current value approximates $500 per unit.  The assumptions we used in calculating the estimated current unit value are set forth on an enclosed spreadsheet.  Based on our estimate of value, we believe that the offer from CMG is more than 40% below the Fund’s estimated current value and this is one of the reasons we recommend that you reject their offer.  We encourage you to calculate your own estimate and to consult with your own advisors in evaluating the CMG offer.

Who is CMG Partners, LLC?

We want you to understand that we are in no way associated with CMG Partners, the Mini-Tender Offer or the offer documentation.  CMG Partners is a private entity that seeks to make investments in established investment vehicles of various types at discounted prices.  Their process is to establish ownership in a fund or investment program, and subsequently obtain a list of investors from the fund sponsor.  CMG can then solicit fund investors to seek additional ownership through the Mini-Tender Offer process.

How has my investment in CRF performed?

We are pleased to report that the Cornerstone Realty Fund has performed well to date.  The Fund’s properties are owned on an all-cash basis and thus have no long term debt financing.  This conservative all-cash strategy is one commonly employed by some of the largest institutional investors seeking to build the foundation of their real estate investment porfolios.  The Fund became fully funded at $50 million in August 2005.  During the last 12 months of the offering, the Fund raised over $26 million.  As a result, the Fund’s public offering has been closed now for only 15 months and the Fund has held its properties on average for just 2.2 years.  In this short period of time, we estimate that the Fund has experienced excellent property appreciation with an approximate average annual gain of 15% to date plus an additional 5% annualized cash distribution to investors.  We estimate that the portfolio has appreciated to the point that the offering costs and the costs incurred for property capital improvements, tenant improvements and fund expenses to date have already been covered.  We believe that it is rare for a fund to accomplish this in such a short period of time and its performance reflects the quality of the real estate portfolio that has been acquired.  Overall, portfolio rents are increasing and additional value is likely to be realized over the remaining anticipated investment holding period.  Additional information about the Fund is available on the SEC website at http://www.sec.gov/edgar/searchedgar/companysearch.html.  The Fund’s CIK number is 0001073149.

Can the Fund buy my units before the Fund liquidates in 2010?

The Fund’s current operating agreement does not permit the repurchase of your units.  An amendment of the Fund’s operating agreement to allow the Fund to directly repurchase investor units would require the approval of a majority of the Fund’s members.  We are evaluating the practicality of seeking the necessary approval from Fund investors to allow the Fund to repurchase member units.  Any repurchase program implemented by the Fund would be subject to limitations on the number of units which could be repurchased in any year and we cannot assure you that the Fund will implement a repurchase program.  However, we will provide you with additional information regarding our plans within the next 30 days.

Will I lose cash payments if I sell my units to CMG?

Yes.  According to the terms of the offer, CMG Partners would be entitled to any cash distributions the Fund paid to you on or after October 15, 2006 even though the transfer and sale may not take place until January 30, 2007 or later.  We want to make sure that you understand that you would be required to forfeit the cash distribution of $6.30 per unit that was paid on October 15, 2006 and the anticipated cash distribution of $6.30 per unit for the fourth quarter which the Fund plans to pay on January 15, 2007.  The price you would receive net of the

October and January cash distributions would be $287.40 per unit.  This is approximately 56% of management’s estimate of the Fund’s current value.

Should you desire to tender your units to CMG Partners, you have only 10 days from that date to withdraw your units from their Mini-Tender Offer.

What are the risks associated with holding my investment in the Cornerstone Realty Fund?

Most investors would concur that there are risks inherent in purchasing any investment in the stock, bond, or commercial real estate markets.  Market conditions can affect investment performance.  The market conditions that have positively influenced current estimates of the Fund’s portfolio value may change and may not continue to increase and may decrease.

How did CMG Partners get my name and address?

CMG Partners acquired units from an existing unitholder of the Fund.  They then requested the names and addresses of all investors with the specific intention of making a Mini-Tender Offer.  Under California law, we were obligated to provide CMG with this list.   It should also be understood that Cornerstone or its affiliates as a matter of policy, does not and will not furnish confidential information regarding your investment in any Cornerstone fund unless otherwise legally required to do so.

Summary:  “Our Recommendation is to Reject CMG’s Offer”

In summary, we recommend that you reject the offer made by CMG Partners on the following basis:

•                  The Fund has provided you with a current estimated value between $496 and $514 per unit.  CMG’s offer represents a discount of approximately 44% to this current estimated value.

•                  We believe the real estate portfolio has experienced an average annual gain of approximately 15% to date plus the Fund is paying a 5% annualized cash distribution to investors.   Our in-depth knowledge of the Fund’s portfolio forms the basis for our estimates of the real estate portfolio’s current value.  Overall, portfolio rents are increasing and we believe that additional value is likely to be realized over our remaining anticipated investment holding period.

•                  We anticipate higher future values in the Fund.  The Fund is also legally required to liquidate in the year 2010.  Unless your investment time horizon has been shortened due to circumstances unrelated to your investment in the Fund, the long term nature of the Fund should be maintained to realize its full potential.

In closing, we greatly appreciate your investment in the Fund.  We look forward to working with you in the future.  If you or your advisors have any questions or would like to discuss this further, please call us at (877) 805-3333.

Sincerely,

Cornerstone Realty Fund, LLC

U.S. Securities and Exchange Commission

Mini-Tender Offers:

Tips for Investors

Most investors welcome tender offers because they frequently provide a rare opportunity to sell securities at a premium above market price.  But investors should know that not all tender offers are alike.

“Mini-tender” offers – tender offers for less than five percent of a company’s stock – have been increasingly used to catch investors off guard.  Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers.  But they later learn that they cannot withdraw from the offer and may end up selling their securities at below-market prices.

If you’ve been asked to tender your securities, find out first whether the offer is a mini-tender offer.  And remember that mini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide.  For example, when a bidder – the person or group behind the offer – makes a tender offer for more than five percent of the company’s shares, all of the SEC’s tender offer rules apply.  These rules require bidders to:

•                  Disclose important information about themselves;

•                  Disclose the terms of the offer;

•                  File their offering documents with the SEC; and

•                  Provide the target company and any competing bidders with information about the tender offer.

The rules also give investors important protections, including the right to:

•                  Change their minds and withdraw from the transaction while the offer remains open;

•                  Have their shares accepted on a “pro rata” basis (if the offer is for less than all of the company’s outstanding shares and investors tender too many shares); and

•                  Be treated equally by the bidder.

But none of the rules listed above applies to mini-tender offers.

Instead, the only rules that encompass mini-tender offers – Section 14(e) of the Securities Exchange Act and Regulation 14E – provide that bidders must:

•                  Not engage in fraud or deceptive practices;

•                  Hold open tender offers for minimum time periods; and

•                  Make prompt payment to investors after the offer closes.

Regulation 14E also requires the target company to state its position about the offer by recommending that investors accept or reject the offer.  The company may also state that it remains neutral or takes no position.  But because bidders in mini-tender offers don’t have to notify the target, the target may not even know about the offer.

Investors need to scrutinize mini-tender offers carefully.  Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.  Others make mini-tender offers at a premium – betting that the market price will rise before the offer closes and then extending the offer until it does or improperly canceling if it doesn’t.

With most mini-tender offers, investors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it.  And they’ve been shocked to learn that they generally cannot withdraw from mini-tender offers.

Here are the steps you should take if you are asked to sell your stock, bonds, limited partnership interests, or other securities through a mini-tender offer:

•                  Find out whether the offer is a mini-tender offer.  Most bidders won’t use the term “mini-tender offer” to describe their offer to buy your shares.  Instead, they may call it a “Solicitation to Purchase Shares of XYZ Corporation.”  Ask the bidder – or your broker – what percentage of the company the bidder seeks to purchase.  If the answer is less than five percent, you’re dealing with a mini-tender offer, and you should proceed with caution.

•                  Get a copy of the offering document.  And be sure to read the disclosure carefully.  Do not make an investment decision until you see the disclosure about the offer.

•                  Determine whether the bidder has adequate financing.  Some bidders make mini-tender offers because they can do so at virtually no cost.  These individuals often do not have the financing necessary to purchase the shares in the offer.  Before you surrender your securities in a mini-tender offer, ask tough questions – and demand answers – about the bidder’s ability to pay once the offer closes.

•                  Identify the current market price for your securities.  For stock, you can easily get price information in many newspapers, on-line, or from your broker or investment adviser.  For bonds and limited partnerships, you may need to talk with your broker or investment adviser because these prices may be hard to find.  For limited partnerships, contact the general partner to get a list of firms that buy and sell the limited partnership, or ask your broker or investment adviser.

•                  Find out the “final” tender offer price after all deductions are taken.  In some tender offers, you may get a lower price because deductions are taken from the tender offer price for dividend payments.  Also, some bidders in mini-tender offers fail to disclose clearly that certain fees or expenses may also be deducted from the offer price.

•                  Ask when you’ll be paid for the shares you tender.  Bidders in mini-tender offers sometimes fail to provide prompt payment, sometimes delaying for weeks or months.  Before you tender your shares, be sure to find out when the bidder will pay you for your shares.

•                  Consult with your broker or other financial adviser.  Make sure you understand the terms of the tender offer before tendering your shares.  Ask for any additional written information that may be available.

•                  If you want to sell your shares, determine where you can get your best price.  Check all your alternatives for selling your securities.  For instance, compare how much you will receive if you sell through your broker versus the tender offer.

•                  Remember that once you agree to a mini-tender offer, you are probably locked in.  If the tender offer is for less than five percent of the company’s stock, exercise extreme caution.  Unlike other tender offers, you generally cannot change your mind after you have tendered your shares in a mini-tender offer, even if the offer hasn’t yet closed.  In addition, the bidder can extend the tender offer without giving you the right to withdraw your shares.  And in the meantime, you’ve lost control over the securities you tendered.

If you’ve run into trouble with a mini-tender offer, act promptly.  By law, you only have a limited time to take legal action.

Contact the SEC’s Office of Investor Education and Assistance for help.  You can send us your complaint using our online complaint form.  Or you can reach us as follows:

U.S. Securities & Exchange Commission

Office of Investor Education and Assistance

450 5th Street, N.W.

Washington, D.C.  20549-0213

Fax: (202) 772-9295

http://www.sec.gov/investor/pubs/minitend.htm

We have provided this information as a service to investors.  It is neither a legal interpretation nor a statement of SEC policy.  If you have questions concerning the meaning or application of a particular law or rule, please consult with an attorney who specializes in securities law.

Cornerstone Realty Fund, LLC

Estimated Portfolio Value and Estimated Liquidation Value

November 15, 2006

Property Name	Estimated 2007 NOI	Market Cap Rate	Estimated Value as of November 2006	Original Purchase Price	Net Gain/Loss	% Increase/ Decrease	Purchase Date	Property Holding Period - Years
Normandie	$442,081	5.75%	$7,688,365	$3,915,000	$3,773,365	96.38%	Sep-02	4.0
Arrow	$584,573	5.75%	$10,166,487	$5,670,000	$4,496,487	79.30%	Dec-03	2.9
Paramount	$228,992	5.75%	$3,982,470	$3,100,000	$882,470	28.47%	Apr-05	1.5
Shoemaker	$667,586	5.75%	$11,610,191	$9,900,000	$1,710,191	17.27%	Jun-06	0.3
Interstate	$575,750	6.50%	$8,857,692	$7,385,000	$1,472,692	19.94%	Sep-05	1.0
MacArthur	$269,663	8.00%	$3,370,788	$2,615,000	$755,788	28.90%	Dec-02	3.9
Zenith (1)	$332,873	8.00%	$4,160,913	$5,200,000	$(1,039,088)	-19.98%	Jan-05	1.8

Totals	$3,101,518		$49,836,905	$37,785,000	$12,051,905	31.90%		2.2

Average Property Holding Period	2.2	Years
Average Annual Gain In Property Values	14.50%	(plus 5% annual cash distributions)

Cash and Cash Equivalents as of November 15, 2006	$2,461,379
Liabilities as of November 15, 2006	$(906,222)

Total Estimated Fund Value	$51,392,062

Estimated Unit Value (100,000 units)	$514

Estimated Costs of Liquidation (3.5%)	$1,744,292

Net Estimated Fund Liquidation Value	$49,647,770

Estimated Unit Liquidation Value (100,000 units)	$496

(1) Includes billboard and cell site income.

Property Summaries:

Normandie - 48,711 sq. ft.

Tight Southbay market - approximate 2% overall vacancy. Rents trending upward by greater than 5%. Last 4 leases signed averaged more than a 5.5% increase over prior tenant’s rent. Each of these leases had 5% annual rent increases.

Arrow - 69,592 sq. ft.

San Gabriel Valley market - approximate 5% overall vacancy. Rent trending upward by greater than 7%. In-place rents under market that allows strong NOI growth. Last 4 leases signed averaged more than a 10% increase over prior tenant’s rent. Each of these leases had 5% annual rent increases.

Paramount - 30,157 sq. ft.

Mid-counties market - approximate 5% overall vacancy. Rents trending upward by greater than 7%. Last 2 leases signed averaged more than a 7% increase over prior tenant’s rent. Each of these leases had 5% annual rent increases.

Shoemaker - 86,084 sq. ft.

Mid-counties market - approximate 5% overall vacancy. Rents trending upward by greater than 7%. Last 2 leases signed averaged more than a 15% increase over prior tenant’s rent. Each of these leases had 5% annual rent increases. In-place rents under market that allows strong NOI growth.

Interstate - 83,385 sq. ft.

Southwest Tempe market - approximate 8% vacancy. Rental growth moderate, approximately 5%. In-place rents at market. Upcoming vacancy should achieve an increase of at least 10% over prior tenant’s rent.

MacArthur - 41,422 sq. ft.	Chicago suburb - Northeast Cook County - approximate 12% vacancy. Slow rental growth. Recent 2 leases signed were below existing tenant’s in-place rents.

Zenith - 37,929 sq. ft.	Chicago suburb - Northeast Cook County - approximate 12% vacancy. Slow rental growth. Recent 4 leases signed were below existing tenant’s in-place rents.

Total Sq. Ft. - 397,280

The estimated value is based upon a number of factors:

1.  Net Operating Income (NOI) is our best estimate of the income anticipated in 2007 for each property.

2.  Market cap rates shown are our best estimate of the current capitalization rates in relevant individual submarkets for each property.  We have estimated property value by dividing the estimated 2007 NOI by the market cap rate.  This is a commonly used method of valuing commercial real estate.

3.  The realized net gain or loss upon sale of a property may be substantially different than that shown in the table.

4.  All of the estimates are as of November 15, 2006 and are subject to change.  NOI and market cap rates can change dramatically and such changes could materially impact the actual profit or loss realized upon the sale of the properties.